                                Credit Agreement

                          Dated as of February 25, 2000

                                      among

                             HA-LO Industries, Inc.,

              American National Bank and Trust Company of Chicago,

                            individually and as Agent

                                       and

                                   the Lenders

                       which are or become parties hereto

                                TABLE OF CONTENTS


SECTION 1.          The Credits.....................................................................1
   Section 1.1      Revolving Credit................................................................1
   Section 1.2      Revolving Loans.................................................................2
   Section 1.3      Letters of Credit...............................................................2
           (a)      General Terms...................................................................2
           (b)      Applications....................................................................2
           (c)      The Reimbursement Obligation....................................................3
           (d)      The Participating Interests.....................................................3
           (e)      Indemnification.................................................................4
   Section 1.4      Borrowing Base..................................................................4
   Section 1.5      Manner of Borrowing Loans.......................................................5
           (a)      Generally.......................................................................6
           (b)      Reimbursement Obligation........................................................6
           (c)      Agent Reliance on Bank Funding..................................................6
           (d)      Reliance........................................................................6
   Section 1.6      Eligibility Requirements; Matters Regarding Account.............................7

SECTION 2.          Interest........................................................................8
   Section 2.1      Rate of Interest................................................................8
   Section 2.2      Capital Adequacy................................................................8

SECTION 3.          Fees, Payments, Reductions, Applications and Notations..........................9
   Section 3.1      Commitment Fee..................................................................9
   Section 3.2      Letter of Credit Fees...........................................................9
   Section 3.3      Computation of Interest and Fees................................................9
   Section 3.4      Agent's Fees....................................................................9
   Section 3.5      Voluntary Prepayments...........................................................9
   Section 3.6      Commitment Terminations........................................................10
   Section 3.7      Place and Application..........................................................10
   Section 3.8      Notations and Requests.........................................................11

SECTION 4.          The Guaranties.................................................................11
   Section 4.1      Guaranties.....................................................................11
   Section 4.2      Further Assurances.............................................................12

SECTION 5.          Representations and Warranties.................................................12
   Section 5.1      Organization and Qualification.................................................12
   Section 5.2      Subsidiaries...................................................................12
   Section 5.3      Corporate Authority and Validity of Obligations................................13
   Section 5.4      Use of Proceeds; Margin Stock..................................................13
   Section 5.5      Financial Reports..............................................................13
   Section 5.6      No Material Adverse Change.....................................................14
   Section 5.7      Litigation and Other Controversies.............................................14
   Section 5.8      Taxes..........................................................................14

                                       i


   Section 5.9      Approvals......................................................................14
   Section 5.10     Investment Company; Public Utility Holding Company.............................14
   Section 5.11     ERISA..........................................................................14
   Section 5.12     Compliance with Laws...........................................................14
   Section 5.13     Other Agreements...............................................................15
   Section 5.14     No Default.....................................................................15
   Section 5.15     Year 2000......................................................................15

SECTION 6.          Conditions Precedent...........................................................15
   Section 6.1      All Advances...................................................................15
   Section 6.2      Initial Advance................................................................16

SECTION 7.          Covenants......................................................................17
   Section 7.1      Maintenance of Business........................................................17
   Section 7.2      Maintenance of Properties......................................................17
   Section 7.3      Taxes and Assessments..........................................................17
   Section 7.4      Insurance......................................................................17
   Section 7.5      Financial Reports..............................................................18
   Section 7.6      Inspection.....................................................................18
   Section 7.7      [Intentionally Omitted]........................................................19
   Section 7.8      Tangible Net Worth.............................................................19
   Section 7.9      [Reserved].....................................................................19
   Section 7.10     [Reserved].....................................................................19
   Section 7.11     Indebtedness for Borrowed Money................................................19
   Section 7.12     Liens..........................................................................19
   Section 7.13     Investments, Acquisitions, Loans, Advances and Guaranties......................20
   Section 7.14     Mergers, Consolidations and Sales..............................................21
   Section 7.15     Dividends and Certain Other Restricted Payments................................22
   Section 7.16     ERISA..........................................................................22
   Section 7.17     Compliance with Laws...........................................................22
   Section 7.18     Change in the Nature of Business...............................................22
   Section 7.19     Year 2000. ....................................................................22

SECTION 8.          Events of Default and Remedies.................................................23
   Section 8.1      Events of Default..............................................................23
   Section 8.2      Non-Bankruptcy Remedies........................................................25
   Section 8.3      Bankruptcy Remedies............................................................25
   Section 8.4      Collateral for Undrawn Letters of Credit.......................................25

SECTION 9.          Definitions; Interpretations...................................................26
   Section 9.1      Definitions....................................................................26
   Section 9.2      Interpretation.................................................................32

SECTION 10.         The Agent......................................................................33
   Section 10.1     Appointment and Authorization..................................................33
   Section 10.2     Rights as a Lender.............................................................33
   Section 10.3     Standard of Care...............................................................33

                                       ii


   Section 10.4     Costs and Expenses.............................................................34
   Section 10.5     Indemnity......................................................................34
   Section 10.6     Execution of Security Documents................................................34
   Section 10.7     Collateral Releases............................................................34

SECTION 11.         Miscellaneous..................................................................35
   Section 11.1     Withholding Taxes..............................................................35
   Section 11.2     Non-Business Days..............................................................36
   Section 11.3     No Waiver, Cumulative Remedies.................................................36
   Section 11.4     Waivers, Modifications and Amendments..........................................36
   Section 11.5     Costs and Expenses.............................................................36
   Section 11.6     Documentary Taxes..............................................................37
   Section 11.7     Survival of Representations....................................................37
   Section 11.8     Notices........................................................................37
   Section 11.9     Participations.................................................................37
   Section 11.10    Assignment Agreements..........................................................38
   Section 11.11    [Reserved].....................................................................38
   Section 11.12    Lender's Obligations Several...................................................39
   Section 11.13    Headings.......................................................................39
   Section 11.14    Severability of Provisions.....................................................39
   Section 11.15    Counterparts...................................................................39
   Section 11.16    Binding Nature and Governing Law...............................................39
   Section 11.17    Entire Understanding...........................................................39
   Section 11.18    Submission to Jurisdiction; Waiver of Jury Trial...............................39



EXHIBIT A--Form of Revolving Credit Note
EXHIBIT B--Notice of Payment Request
EXHIBIT C--Form of Borrowing Base Certificate
EXHIBIT D--Compliance Certificate
EXHIBIT E--Opinion of Counsel
EXHIBIT F--Assignment and Acceptance
SCHEDULE 5.2-- Subsidiaries

                                CREDIT AGREEMENT

American National Bank
   and Trust Company of Chicago
Chicago, Illinois

Harris Trust and Savings Bank
Chicago, Illinois

Comerica Bank
Detroit, Michigan

and the other Lenders from time to time party hereto

Ladies and Gentlemen:

         The undersigned, HA-LO Industries, Inc., an Illinois corporation (the "COMPANY"), applies to you for your several commitments, subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make credit available to the Company, all as more fully hereinafter set forth.

SECTION 1.        THE CREDITS.

Section 1.1 Revolving Credit. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to extend a revolving credit (the "REVOLVING CREDIT") to the Company in the aggregate amount of such Lender's commitment to extend the Revolving Credit as set forth on the applicable signature page hereof or pursuant to Section 11.10 hereof (its "REVOLVING CREDIT COMMITMENT" and cumulatively for all the Lenders, the "REVOLVING CREDIT COMMITMENTS") (subject to any reductions thereof pursuant to the terms hereof) prior to the Termination Date. The Revolving Credit, subject to all of the terms and conditions hereof, may be utilized by the Company in the form of Revolving Loans and Letters of Credit, all as more fully hereinafter set forth; PROVIDED, HOWEVER, that the aggregate principal amount of the Revolving Loans and L/C Obligations outstanding at any one time shall not at any time exceed the lesser of (i) the Revolving Credit Commitments then in effect, LESS the Canadian Indebtedness Reserve and (ii) the Borrowing Base LESS the Canadian Indebtedness Reserve. During the period from and including the Closing Date to but not including the Termination Date, the Company may use the Revolving Credit Commitments by borrowing, repaying and reborrowing Revolving Loans in whole or in part and/or by having the Agent issue Letters of Credit, having such Letters of Credit expire or otherwise terminate without having been drawn upon or, if drawn upon, reimbursing the Agent for each such drawing, and having the Agent issue new Letters of Credit, all in accordance with the terms and conditions of this Agreement. For all purposes of this Agreement, where a determination of the unused or available amount of the Revolving Credit Commitments is necessary, the Revolving Loans and L/C Obligations shall all be deemed to utilize the Revolving Credit Commitments. The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit hereunder in excess of its

Revolving Credit Commitment. The Loans and all other Obligations shall automatically be due and payable in full on the Termination Date.

     Section 1.2 REVOLVING LOANS. Subject to the terms and conditions hereof, the Revolving Credit may be availed of in the form of loans (individually a "REVOLVING LOAN" and collectively the "REVOLVING LOANS"). Each Borrowing of Revolving Loans shall be made ratably by the Lenders in accordance with their Percentages. Each Borrowing of Revolving Loans shall be in an amount of $100,000 or such greater amount which is an integral multiple of $50,000; PROVIDED, HOWEVER, that a Borrowing made to repay a Reimbursement Obligation may be made in the amount thereof. All Revolving Loans made by a Lender shall be evidenced by a single Revolving Credit Note of the Company (individually a "REVOLVING CREDIT NOTE" and collectively the "REVOLVING CREDIT NOTES", which shall include the Revolving Credit Notes issued pursuant to Section 11.10 hereof) payable to the order of such Lender in the amount of its Revolving Credit Commitment, each Revolving Credit Note to be in the form (with appropriate insertions) attached hereto as Exhibit A. Each Revolving Credit Note shall be dated the Closing Date, be expressed to bear interest as set forth in Section 2 hereof, and be expressed to mature on the Termination Date. Without regard to the principal amount of each Revolving Credit Note stated on its face, the actual principal amount at any time outstanding and owing by the Company on account thereof shall be the sum of all Revolving Loans then or theretofore made thereon less all payments of principal actually received thereon.

     Section 1.3 LETTERS OF CREDIT.

         (a) GENERAL TERMS. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Agent shall issue standby and commercial letters of credit (including for purposes hereof bankers' acceptances held by the Agent) (each a "LETTER OF CREDIT") for the account of the Company in U.S. Dollars in an aggregate undrawn face amount up to the amount of the L/C Commitment; provided that the aggregate undrawn face amount of standby Letters of Credit shall at no time exceed $5,000,000. Each Letter of Credit shall be issued by the Agent, but each Lender shall be obligated to reimburse the Agent for such Lender's Percentage of the amount of each draft drawn under a Letter of Credit and, accordingly, each Letter of Credit shall be deemed to utilize the Revolving Credit Commitment of each Lender pro rata in accordance with its Percentage thereof. All standby and commercial letters of credit issued by the Agent for the account of the Company prior to the Closing Date and which are outstanding on the Closing Date shall constitute Letters of Credit hereunder.

         (b) APPLICATIONS. At any time before the Termination Date, the Agent shall, at the request of the Company, issue one or more Letters of Credit to or for the account of the Company in a form satisfactory to the Agent, with expiration dates no later than 6 months after the Termination Date then in effect, in an aggregate face amount as set forth above, upon the receipt of an application for the relevant Letter of Credit in the form then customarily prescribed by the Agent duly executed by the Company (each an "APPLICATION"). On the Termination Date, the Company shall pay to the Agent an amount equal to the aggregate amounts undrawn on all Letters of Credit which are outstanding on that date plus the amount of documentary and processing charges payable by the Company pursuant to Section 3.2 in connection with draws on such Letters of Credit (as reasonably estimated by the Agent) to be held as cash collateral for the Obligations of the Company with respect to such Letters of Credit and the Applications therefor.

Notwithstanding anything contained in any Application to the contrary, (i) the obligation of the Company to pay fees in connection with each Letter of Credit shall be as set forth in Section 3.2 hereof and (ii) prior to the Termination Date, the Agent will not call for the funding by the Company of any amount under a Letter of Credit, or any cash collateral as security for the Obligations of the Company in connection with such Letter of Credit, before being presented with a drawing thereunder. The Agent will promptly notify the Lenders of each issuance by the Agent of a Letter of Credit. If the Agent issues any Letter of Credit with an expiration date that is automatically extended unless the Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be more than 6 months after the Termination Date, (ii) the Revolving Credit Commitments have been terminated or (iii) a Default or an Event of Default exists and the Required Lenders have given the Agent instructions not to so permit the extension of the expiration date of such Letter of Credit. The Agent shall provide the Company with a copy of such notice of non-renewal promptly after issuance thereof. The Agent agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Company subject to the conditions of Section 6 and the other terms of this Section 1.3. Without limiting the generality of the foregoing, the Agent will not issue, amend or extend the expiration date of any Letter of Credit if any Lender notifies the Agent of any failure to satisfy or otherwise comply with the conditions and terms of Section 6 or of this Section
1.3 and directs the Agent not to take such action.

         (c) THE REIMBURSEMENT OBLIGATION. Subject to Section 1.3(b) hereof, the obligation of the Company to reimburse the Agent for all drawings under a Letter of Credit (a "REIMBURSEMENT OBLIGATION") shall be governed by the Application related to such Letter of Credit, except that (i) reimbursement of each drawing shall be made in immediately available funds at the Agent's principal office in Chicago, Illinois by no later than 2:00 p.m. Chicago time on the date when such drawing is paid if the Company has been informed of such drawing by the Agent on or before 11:30 a.m. Chicago time on the date when such drawing is paid or, if notice of such drawing is given to the Company after 11:30 a.m. Chicago time on the date when such drawing is paid, by 2:00 p.m. Chicago time on the next Business Day and (ii) the Company's Reimbursement Obligation shall bear interest (which the Company hereby promises to pay), whether before or after judgment, until payment in full thereof at the rate per annum equal to the Base Rate as in effect from time to time. If the Company does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.3(d) below, then all payments thereafter received by the Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.3(d) below.

         (d) THE PARTICIPATING INTERESTS. Each Lender (other than the Lender then acting as Agent in issuing Letters of Credit), by its acceptance hereof, severally agrees to purchase from the Agent, and the Agent hereby agrees to sell to each such Lender (a "PARTICIPATING LENDER"), an undivided percentage participating interest (a "PARTICIPATING INTEREST"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Agent. Upon any failure by the Company to pay any Reimbursement Obligation in respect of a Letter of Credit at the time required on the date the related drawing is paid, as set forth in Section 1.3(c) above, or if the Agent is required at any time to return to the Company or to a trustee, receiver, liquidation, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit B hereto from the Agent to such effect, if such certificate is received before 2:00 p.m. Chicago time, or not later than the following Business Day, if such certificate is received after such time, pay to the Agent an amount equal to such Lender's Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Agent to the date of such payment by such Participating Lender at a rate per annum equal to (i) from the date the related payment was made by the Agent to the date 2 Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date 2 Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Agent retaining its Percentage as a Lender hereunder.

         The several obligations of the Participating Lenders to the Agent under this Section 1.3 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against the Company, the Agent, any other Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Revolving Credit Commitment of any Lender, and each payment by a Participating Lender under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Agent by any Lender arising outside this Agreement.

         (e) INDEMNIFICATION. The Participating Lenders shall, to the extent of their respective Percentages, indemnify the Agent (to the extent not reimbursed by the Company) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Lenders under this Section 1.3(e) and all other parts of this
Section 1.3 shall survive termination of this Agreement, the Applications, and all drafts and any other documents presented in connection with a drawing under any Letter of Credit.

     Section 1.4 BORROWING BASE.

         (a) LIMITATION ON CREDIT EXTENSIONS. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the aggregate principal amount of the Revolving Loans and L/C Obligations outstanding shall at no time exceed the lesser of (i) the Borrowing Base LESS the Canadian Indebtedness Reserve and (ii) the Revolving Credit Commitments then in effect LESS the Canadian Indebtedness Reserve. The Company agrees that if at any time any such excess shall arise, it shall, without presentment, demand, protest or notice of any kind from the Agent or any Lender, all of which it hereby expressly waives, immediately repay

Revolving Loans or, if any such excess remains after all Revolving Loans have been repaid, deposit cash collateral with the Agent in the amount in the amount of such excess which remains.

         (b) DETERMINATION AND REDETERMINATION; CHANGE IN ADVANCE PERCENTAGES. The Borrowing Base will be determined by the Agent on the Closing Date and will be redetermined by the Agent on March 8, 2000 and on March 20, 2000, in each case upon receipt of the Borrowing Base Certificates described in SECTION 1.4(c) below. In addition, the Agent may redetermine the Borrowing Base at other times in its discretion as necessary to reduce the Borrowing Base as a result of its reasonable determination that Accounts included therein are no longer Eligible Accounts. The Agent may in the exercise of its reasonable discretion in determining the Borrowing Base, at any time and from time to time, (with the consent of all of the Lenders) increase the advance percentage to be applied to Eligible Accounts which are set forth in the definition of "Borrowing Base".

         (c) BORROWING BASE CERTIFICATES. (i) Each of the Company and each Eligible Subsidiary Guarantor shall keep accurate and complete records of its Accounts and (i) on the Closing Date and thereafter as frequently as the Agent shall require, but not less frequently than on March 20, 2000, the Company shall deliver to the Agent a Borrowing Base Certificate covering all the Company's and the Eligible Subsidiary Guarantors' Accounts as of January 31, 2000, in the case of the Borrowing Base Certificate delivered on the Closing Date, and as of February 29, 2000, in the case of the Borrowing Base Certificate to be delivered on March 20, 2000; PROVIDED, that unless a Default or an Event of Default shall have occurred and be continuing, the amount of ineligible Accounts shall be deemed to be: $21,097,000 for purposes of calculating the Borrowing Base under the Borrowing Base Certificate delivered on the Closing Date; $30,079,000 for purposes of calculating the Borrowing Base under the Borrowing Base Certificate delivered on March 20, 2000; and the amount determined pursuant to CLAUSE (ii) below for purposes of calculating the Borrowing Base under each Borrowing Base Certificate delivered pursuant to CLAUSE (ii) below. The Company shall make available to the Agent for its inspection, upon demand, the original copy of all documents (and will deliver any such original copy to the Agent if required by the Agent to enforce its rights and remedies hereunder), including, without limitation, invoices, Accounts agings, repayment histories, present status reports and shipment reports, relating to the Accounts included in any Borrowing Base Certificate and such other matters and information relating to the status of then existing Accounts as the Agent shall reasonably request.

     (ii) Notwithstanding the terms of CLAUSE (i) above, the Company shall submit one or more new Borrowing Base Certificates on or prior to March 8, 2000, to the extent that any Conditional Subsidiary Guarantors have become Eligible Subsidiary Guarantors prior to such date, in order to cover the Accounts of such Eligible Subsidiary Guarantors (which Borrowing Base Certificates shall be modified from the Borrowing Base Certificate delivered on the Closing Date to cover Accounts of those additional Eligible Subsidiary Guarantors and to increase the amount of ineligible Accounts by the amount of ineligible Accounts set forth with respect to such additional Eligible Subsidiary Guarantors in the field report of Arthur Anderson dated January 27, 2000).

     Section 1.5 MANNER OF BORROWING LOANS.

         (a) GENERALLY. The Company shall give the Agent notice (which may be written or oral, but if oral, promptly confirmed in writing) by 10:00 a.m. Chicago time on any Business Day of each request for a Borrowing of Loans, in each case specifying the amount of each such Borrowing and the date such Borrowing is to be made (which shall be a Business Day). The Agent shall notify each Lender of its receipt of each such notice by 12:00 noon Chicago time on the Business Day any Borrowing of Loans is to be made. Not later than 2:00 p.m. Chicago time on the date specified for any Borrowing of Loans to be made hereunder, each Lender shall make the proceeds of its Loan comprising part of such Borrowing available in immediately available funds to the Agent in Chicago, Illinois. Subject to all of the terms and conditions hereof, the proceeds of each Lender's Loan shall be made available to the Company in accordance with the instruction of the Company at the office of the Agent in Chicago, Illinois and in funds there current.

         (b) REIMBURSEMENT OBLIGATION. In the event the Company fails to give notice pursuant to Section 1.5(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Agent by 11:30 a.m. Chicago time on the day such Reimbursement Obligation becomes due that the Company intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Company shall be deemed to have requested a Borrowing of Revolving Loans on such day in the amount of the Reimbursement Obligation then due, subject to Section 6 hereof, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

         (c) AGENT RELIANCE ON BANK FUNDING. Unless the Agent shall have been notified by a Lender before the date on which such Lender is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Agent may assume that such Lender has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Company the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Agent, such Lender shall, on demand, pay to the Agent the amount made available to the Company attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Company and ending on (but excluding) the date such Lender pays such amount to the Agent at a rate per annum equal to (i) from the date the related amount was made available to the Company by the Agent to the date 2 Business Days after such amount is due from the Lender hereunder, the Federal Funds Rate for each such day and (ii) from the date 2 Business Days after such amount is due from the Lender hereunder to the date such amount is paid to the Agent by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Agent immediately upon demand, the Company will, on demand, repay to the Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan.

         (d) RELIANCE. All requests for Borrowings may be written or oral, including by telephone or telecopy. The Company agrees that the Agent may rely on any such notice given by any person the Agent in good faith believes is an Authorized Representative without the necessity of independent investigation (the Company hereby indemnifying the Agent and the Lenders from any liability or loss ensuing from such reliance), and in the event any such telephonic or other oral notice conflicts with any written confirmation, such oral or telephonic notice shall govern if the Agent has acted in reliance thereon.

     Section 1.6 MATTERS REGARDING ACCOUNTS.

         (a) ACCOUNT WARRANTIES. The Company warrants and represents that the Agent may rely, in determining which Accounts listed on any Borrowing Base Certificate are Eligible Accounts, without independent investigation on all statements or representations made by the Company on or with respect to any such Borrowing Base Certificate and, unless otherwise indicated in writing by the Company (in which case such Account shall not be considered an Eligible Account), that:

               (i) such Accounts are genuine, are in all material respects what they purport to be, are not evidenced by a judgment and, if evidenced by any instrument or chattel paper (as such terms are defined in the UCC), are evidenced by only one executed original thereof, which has been endorsed and delivered to the Agent;

               (ii) such Accounts represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

              (iii) the amounts shown on the Borrowing Base Certificate, and all invoices and statements delivered to the Agent with respect to any Account, if any, are actually and absolutely owing to the Company or an Eligible Subsidiary Guarantor and, to the best of the Company's knowledge, are not contingent for any reason;

               (iv) to the best of the Company's knowledge, except as may be disclosed on such Borrowing Base Certificate, there are no set-offs, counterclaims or disputes existing or asserted with respect to any Accounts included on a Borrowing Base Certificate, and neither the Company nor any Eligible Subsidiary Guarantor has made any agreement with any Account Debtor for any deduction from such Account, except for discounts or allowances allowed by the Company or an Eligible Subsidiary Guarantor in the ordinary course of its business for prompt payment, all of which discounts or allowances are reflected in the calculation of the invoice related to such Account;

               (v) to the best of the Company's knowledge, there are no facts, events, or occurrences which in any way impair the validity or enforceability of any of the Accounts or tend to reduce the amount payable thereunder from the amount of the invoice shown on any Borrowing Base Certificate, and on all contracts, invoices and statements delivered to the Agent with respect thereto, if any;

               (vi) to the best of the Company's knowledge, all Account Debtors are solvent and had the capacity to contract at the time any contract or other document giving rise to the Account was executed;

               (vii) the goods, the sale of which gave rise to the Accounts, are not, and were not at the time of the sale thereof, subject to any lien, claim, security interest or other encumbrance, except those of the Agent;

               (viii)the Company has no knowledge of any fact or circumstance which would impair the validity or collectability of any of the Accounts;

               (ix) to the best of the Company's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor which might reasonably be expected to result in any material adverse change in its financial or other condition; and

               (x)   the Accounts have not been pledged to any other Person.

          (b) VERIFICATION OF ACCOUNTS. The Agent shall have the right, at any time or times hereafter during which an Event of Default shall exist, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph or otherwise.

          (c) DISPUTED ACCOUNTS. The Company or any Eligible Subsidiary Guarantor shall give the Agent prompt written notice of any Account in excess of $200,000 which is in dispute between any Account Debtor and the Company or any Eligible Subsidiary Guarantor.

SECTION 2.        INTEREST.

     Section 2.1 RATE OF INTEREST. Subject to all of the terms and conditions of this Section 2, the indebtedness evidenced by the Notes shall bear interest (which the Company hereby promises to pay at the times herein provided) at the rate per annum equal to the Base Rate as in effect from time to time, provided that if any such indebtedness is not paid when due (whether by lapse of time, acceleration or otherwise) then, automatically upon an Event of Default under
Section 8.1(i) or (j) and otherwise at the election of the Required Lenders, notice of which election is given to the Company, such indebtedness shall bear interest (which the Company hereby promises to pay at the times hereinafter provided), whether before or after judgment, and until payment in full thereof, at the rate per annum determined by adding 2% to the Base Rate as in effect from time to time.

     Section 2.2 CAPITAL ADEQUACY. If any Lender shall determine that any applicable law, rule or regulation regarding capital adequacy instituted after the Closing Date, or any change in the interpretation or administration of any applicable law, rule or regulation regarding capital adequacy by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or credit extended by it hereunder to a level below that which such Lender could have achieved but for such law, rule, regulation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender, the Company shall pay to the Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such reduction. Any Lender claiming compensation under this Section shall accompany its demand for compensation with a certificate (with a copy to the Agent) setting forth the additional amount or amounts to be paid to it hereunder in reasonable detail, which certificate shall be conclusive if reasonably determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     SECTION 3. FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND NOTATIONS.

     Section 3.1 COMMITMENT FEE. For the period from the Closing Date to but not including the Termination Date, the Company shall pay to the Agent for the account of the Lenders in accordance with their Percentages a commitment fee at the rate per annum equal to 0.50% per annum on the average daily unused amount of the Revolving Credit Commitments hereunder. Notwithstanding anything contained in this Agreement to the contrary, for the purposes of calculating the commitment fee hereunder, the undrawn face amount of any commercial Letter of Credit outstanding hereunder shall not be considered usage of the Revolving Credit Commitments. Such fee shall be payable in arrears on the Termination Date.

     Section 3.2 LETTER OF CREDIT FEES. The Company shall pay to the Agent, for the account of the Lenders in accordance with their Percentages, (i) with respect to all stand-by Letters of Credit, a letter of credit fee at a rate of 3.00% per annum (which letter of credit fee shall be increased to a rate of 5.00% per annum upon the occurrence and during the continuance of an Event of Default) on the average daily undrawn stated amount under all such stand-by Letters of Credits, such fee to be payable in arrears on the Termination Date, and (ii) with respect to each commercial Letter of Credit, a one-time letter of credit fee in an amount equal to 0.50% of the initial stated amount (or, with respect to a modification of any such commercial Letter of Credit which increases the stated amount thereof, such increase in the stated amount) thereof, such fee to be payable on the date of such issuance or increase. The Company shall also pay to the Agent for its own account (i) at the time of issuance of each Letter of Credit, a fronting fee in an amount of 0.125% of the initial stated amount of such Letter of Credit and (ii) all documentary and processing charges in connection with the issuance or modification of and draws under Letters of Credit in accordance with the Agent's standard schedule for such charges as in effect from time to time.

     Section 3.3 COMPUTATION OF INTEREST AND FEES. All interest on the Notes, and all fees, charges and commissions due hereunder, shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

     Section 3.4 CLOSING FEE. The Company shall pay to the Agent, for the account of the Lenders in accordance with their Percentages, a closing fee in the amount of $50,000, payable on the Closing Date.

     Section 3.5 VOLUNTARY PREPAYMENTS; MANDATORY PREPAYMENTS FROM EXCESS
CASH.(a)
         (a) VOLUNTARY PREPAYMENTS. The Company shall have the privilege of prepaying the Revolving Credit Notes in whole or in part (but if in part, then in a minimum amount of $100,000 or such greater amount which is an integral multiple of $50,000) at any time upon 1 Business Day prior notice to the Agent (such notice if received subsequent to 2:00 p.m. Chicago time on a given day to be treated as though received at the opening of business on the next Business Day), which shall promptly so notify the Lenders, by paying to the Agent for the account of the Lenders the principal amount to be prepaid and, if such a prepayment prepays the Revolving Credit Notes in full and is accompanied by the termination in whole of the Revolving Credit Commitments, accrued interest thereon to the date of prepayment plus any commitment fee which has accrued and is unpaid.

         (b) MANDATORY PREPAYMENTS FROM EXCESS CASH. On the first Business Day of each week the Company shall deliver to the Agent a report setting forth the aggregate amount of cash and "cash equivalents" (defined to include investments of the type referred to in clauses (a), (b) and (c) of Section 7.13 hereof) held by the Company and the Subsidiary Guarantors as of the last Business Day of the preceding week, and the Company shall contemporaneously prepay the Revolving Notes by an amount equal to the amount by which the aggregate sum of such cash and cash equivalents exceeds $1,000,000.

     Section 3.6 COMMITMENT TERMINATIONS. (a) VOLUNTARY TERMINATIONS. The Company shall have the privilege upon 3 Business Days' prior notice to the Agent (which shall promptly notify the Lenders) to ratably terminate the Revolving Credit Commitments in whole or in part (but if in part then in the amount of $1,000,000 or such greater amount which is an integral multiple of $1,000,000). No partial terminations of the Revolving Credit Commitments may be made below the L/C Commitment then in effect, unless the L/C Commitment is concurrently reduced by a like amount. Not later than the termination date stated in such notice, there shall be made such payments to the Agent as may be necessary to reduce the sum of the aggregate outstanding principal amount of the relevant Loans to the amount to which the relevant Commitments have been reduced, together with, in the case of a termination in whole, all interest, fees and other amounts due on the Obligations. The foregoing to the contrary notwithstanding, (i) no termination of the Revolving Credit Commitment may be effected hereunder if as a result thereof the outstanding aggregate amount of L/C Obligations would exceed the L/C Commitment as reduced by such termination and (ii) the Revolving Credit Commitments may not be terminated below $10,000,000 except concurrently with their termination in whole. No termination of the Commitments may be reinstated.

         (b) CHANGE IN CONTROL. After the occurrence of a Change in Control, the Required Lenders may at any time, but in no event later than 30 days after the date the Company notifies the Lenders of such Change in Control, terminate the Commitments effective on the Business Day after the day the Company receives notice of such termination. Any Loans outstanding on the date the Commitments are so terminated, together with all other Obligations owing hereunder, shall be due and payable on such date.

     Section 3.7 PLACE AND APPLICATION. All payments of principal, interest, fees and any other Obligations shall be made to the Agent at its office at 33 North LaSalle Street, Chicago, Illinois (or at such other place as the Agent may specify) in immediately available and freely transferable funds at the place of payment. All such payments shall be made without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or political subdivision or taxing authority thereof. Payments received by the Agent after 2:00 p.m. Chicago time shall be deemed received as of the opening of business on the next Business Day. Except as herein provided, all payments shall be received by the Agent for the ratable account of the Lenders and shall be promptly distributed by the Agent to the Lenders in accordance with their Percentages. Any amount prepaid on the Revolving Credit Notes may, subject to all of the terms and conditions hereof, be borrowed, repaid and borrowed again.

         Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of Collateral or payments on guarantees received, in each instance, by the Agent or any of the Lenders after the occurrence of an Event of Default shall be remitted to the Agent and distributed as follows:

          (a) first, to the payment of any outstanding actual costs and expenses incurred by the Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which the Company has agreed to pay under Section 11.5 hereof (such funds to be retained by the Agent for its own account unless the Agent has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Agent);

          (b) second, to the payment of any outstanding interest or other fees or amounts due under the Notes and the other Loan Documents, in each case other than for principal or in reimbursement or collateralization of L/C Obligations, ratably as among the Agent and the Lenders in accord with the amount of such interest and other fees or amounts owing each;

          (c) third, to the payment of the principal of the Notes and any unpaid Reimbursement Obligations and, from and after the Termination Date, to the Agent to be held as collateral security for any other L/C Obligations (until the Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), the aggregate amount paid to or held as collateral security for the Lenders to be allocated pro rata as among the Lenders in accordance with the then respective aggregate unpaid principal balances of their Loans and interests in the Letters of Credit; and

          (d) fourth, to the Company or whoever else may be lawfully entitled thereto.

     Section 3.8 NOTATIONS AND REQUESTS. All Borrowings made against the Notes shall be recorded by the Lenders on their books or, at their option in any instance, endorsed on the reverse side of the Notes and the unpaid principal balances so recorded or endorsed by the Lenders shall be prima facie evidence in any court or other proceeding brought to enforce the Notes of the principal amount remaining unpaid thereon.

SECTION 4.        THE GUARANTIES.

     Section 4.1 GUARANTIES. The payment and performance of the Obligations shall at all times be guaranteed by each Subsidiary, whether now existing or hereafter formed or acquired, pursuant to a guaranty agreement executed by such Subsidiary in form and substance satisfactory to the Agent (individually a "GUARANTY" and collectively the "GUARANTIES"), which Guaranties shall be secured by Liens in favor of the Agent, for the benefit of itself and the Lenders, in the Property of such Subsidiaries; PROVIDED, HOWEVER, that, unless an Event of Default exists and thereafter until requested by the Agent or the Required Lenders, no Subsidiary organized outside of the United States of America needs to execute and deliver any such Guaranty or to grant to the Agent a Lien upon any of its Property or otherwise become bound as a guarantor of the Obligations hereunder.

     Section 4.2 FURTHER ASSURANCES. In the event the Company or any Subsidiary forms or acquires any Subsidiary after the Closing Date, the Company shall cause such newly formed or acquired Subsidiary to execute a Guaranty in accordance with Section 4.1 above, and to cause such Guaranty to be secured by Liens in favor of the Agent, for the benefit of itself and the Lenders, in the Property of such Subsidiary, and the Company shall also deliver, or cause such Subsidiary to deliver, at the Company's cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Agent in connection therewith.

SECTION 5.        REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to the Lenders as follows:

     Section 5.1 ORGANIZATION AND QUALIFICATION. The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Illinois, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.

     Section 5.2 SUBSIDIARIES. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect. Schedule 5.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary owned by the Company or any Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 5.2 as owned by the Company or a Subsidiary are owned, beneficially and of record, by the Company or such Subsidiary free and clear of all Liens (except for Liens granted in favor of the Agent for the benefit of the Lenders to secure the Obligations). There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

     Section 5.3 CORPORATE AUTHORITY AND VALIDITY OF OBLIGATIONS. The Company has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes in evidence thereof, and to perform all of its Obligations hereunder and under the other Loan Documents executed by it. Each Subsidiary has full right and authority to enter into the Loan Documents executed by it, to guarantee the Obligations, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by the Company and by each of its Subsidiaries have been duly authorized, executed and delivered by such Person and constitute valid and binding obligations of such Person enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Company or any Subsidiary of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Company or any Subsidiary or any provision of the charter, articles of incorporation or by-laws of the Company or any Subsidiary or any covenant, indenture or agreement of or affecting the Company or any Subsidiary or any of its Property, or, except for Liens in favor of the Agent for the benefit of the Lenders to secure the Obligations, result in the creation or imposition of any Lien on any Property of the Company or any Subsidiary.

     Section 5.4 USE OF PROCEEDS; MARGIN STOCK. The Company shall use the proceeds of the Loans and other extensions of credit made available hereunder to refinance the Prior Indebtedness, for its general working capital purposes and for such other legal and proper purposes as are consistent with all applicable laws. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

     Section 5.5 FINANCIAL REPORTS. The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1998, and the related consolidated statements of income, shareholders equity and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Arthur Andersen, L.L.P., independent public accountants, and the unaudited interim consolidated balance sheet of the Company and its Subsidiaries as at September 30, 1999, and the related consolidated statements of income, shareholders equity and cash flows of the Company and its Subsidiaries for the 9 months then ended, heretofore furnished to the Lenders, fairly present the financial condition of the Company and its Subsidiaries as at said dates and the results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither the Company nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 7.5 hereof.

     Section 5.6 NO MATERIAL ADVERSE CHANGE. Since September 30, 1999, there has been no change in the condition (financial or otherwise) or business prospects of the Company or any Subsidiary, except those occurring in the ordinary course of business, none of which individually or in the aggregate constitute a Material Adverse Effect.

     Section 5.7 LITIGATION AND OTHER CONTROVERSIES. There is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Company threatened, against the Company or any Subsidiary which, if adversely determined, is reasonably likely to result in a Material Adverse Effect except as disclosed prior to the Closing Date in filings by the Company with the Securities and Exchange Commission.

     Section 5.8 TAXES. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed or appropriate extensions therefor have been obtained, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid as and when due. The Company does not know of any proposed additional tax assessment against the Company or any of its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Company and each Subsidiary have been made for all open years, and for its current fiscal period.

     Section 5.9 APPROVALS. No authorization, consent, license, or exemption from, or filing or registration (except for recordings and filings required to perfect the Liens granted to the Agent under the Security Documents) with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Company or any other Person, is or will be necessary to the valid execution, delivery or performance by the Company of this Agreement or by the Company or any Subsidiary of any other Loan Document, except for such approvals of the Board of Directors of the Company and its Subsidiaries which have been obtained and remain in full force and effect.

     Section 5.10 INVESTMENT COMPANY; PUBLIC UTILITY HOLDING COMPANY. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.11 ERISA. The Company and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any material liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Company nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

     Section 5.12 COMPLIANCE WITH LAWS. The Company and each of its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, laws and regulations relating to the providing of health care services, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), non-compliance with which is reasonably likely to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action is reasonably likely to result in a Material Adverse Effect.

     Section 5.13 OTHER AGREEMENTS. Neither the Company nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Company or any Subsidiary, or any of its Property, which default, if uncured, is reasonably likely to result in a Material Adverse Effect.

     Section 5.14 NO DEFAULT. No Default or Event of Default has occurred and is continuing.

     Section 5.15 YEAR 2000. The Company has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "YEAR 2000 PROGRAM"). Based on such assessment and on the Year 2000 Program the Company does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

SECTION 6.        CONDITIONS PRECEDENT.

     Section 6.1 ALL ADVANCES. The obligation of the Lenders to make any Loan or other financial accommodation to the Company hereunder (including the first such accommodation) shall be subject to the conditions precedent that as of the time of the making of each such accommodation:

          (a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date;

          (b) no Default or Event of Default shall have occurred and be continuing;

          (c) after giving effect to such extension of credit, the aggregate principal amount of all Revolving Loans and L/C Obligations outstanding under this Agreement shall not exceed the lesser of (i) the Revolving Credit Commitments then in effect LESS the Canadian Indebtedness Reserve and (ii) the Borrowing Base LESS the Canadian Indebtedness Reserve;

          (d) in the case of the issuance of any Letter of Credit, the Agent shall have received a properly completed Application therefor and, in the case of an extension or increase in the amount of a Letter of Credit, the Agent shall have received a written request therefor, in a form reasonably acceptable to the Agent; and

          (e) such extension of credit shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

The Company's request for any Loan or Letter of Credit shall constitute its warranty as to the facts specified in subsections (a) through (e), both inclusive, above.

     Section 6.2 INITIAL ADVANCE. At or prior to the time of the initial Loans or other financial accommodation hereunder on the Closing Date, the following conditions precedent shall also have been satisfied:

          (a) the Agent shall have received the following for the account of the Lenders (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Agent:

               (i) the Revolving Credit Notes;

               (ii) the Guaranties;

               (iii) the Security Documents;

               (iv) the Canadian Indebtedness Documents;

               (v) copies (executed or certified as may be appropriate) of resolutions of the Board of Directors of the Company and each Subsidiary Guarantor authorizing the execution, delivery and performance of the Loan Documents to which it is a party and all other documents relating thereto;

               (vi) an incumbency certificate containing the name, title and genuine signature of the Company's Authorized Representatives and each authorized signatory of each Subsidiary Guarantor; and

               (vii) evidence satisfactory to the Lenders that the Prior Indebtedness has been repaid in full with the proceeds of the initial Loans hereunder and that the Prior Canadian Subsidiary Indebtedness has been repaid in full with the proceeds of the Canadian Subsidiary Indebtedness.

          (b) all legal matters incident to the transactions contemplated hereby shall be acceptable to the Lenders and their counsel, and the Agent shall have received for the account of the Lenders the favorable written opinion of counsel to the Company and its Subsidiaries, in the form of Exhibit E hereto or in such other form as is reasonably acceptable to the Agent and its counsel;

          (c) the Agent shall have received for itself and for the Lenders the initial fees, if any, called for hereby;

          (d) the Agent and the Lenders shall have received a completed Borrowing Base Certificate covering all of the Company's and the Eligible Subsidiary Guarantors' Accounts as of January 31, 2000; and

          (e) the Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates and opinions as the Agent may reasonably request.

SECTION 7.        COVENANTS.

     The Company agrees that, so long as any credit is available to or in use by the Company hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Lenders:

     Section 7.1 MAINTENANCE OF BUSINESS. The Company shall, and shall cause each Subsidiary to, preserve and maintain its existence, except as otherwise provided in Section 7.14(c) hereof. The Company shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights reasonably necessary to the proper conduct of its business.

     Section 7.2 MAINTENANCE OF PROPERTIES. The Company shall, and shall cause each Subsidiary to, maintain, preserve and keep its property, plant and equipment in good repair, working order and condition (ordinary wear and tear excepted).

     Section 7.3 TAXES AND ASSESSMENTs. The Company shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

     Section 7.4 INSURANCE. The Company shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Company shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. Within five Business Days following any request by the Agent after the occurrence and during the continuance of an Event of Default, all property damage and casualty insurance shall name the Agent as loss payee, and all liability insurance shall name the Agent and Lenders as additional insureds. The Company shall upon request furnish to the Agent and the Lenders a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

     Section 7.5 FINANCIAL REPORTS. The Company shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Agent, each Lender and each of their duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries as the Agent or such Lender may reasonably request; and without any request, shall furnish to the Agent and the Lenders:

          (a) [Reserved];

          (b) as soon as available, and in any event within 90 days after the close of the 1999 fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the last day of the period then ended and the consolidated statements of income, shareholders equity and cash flows of the Company and its Subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Arthur Andersen, L.L.P. or another firm of independent public accountants of recognized national standing selected by the Company and reasonably satisfactory to the Required Lenders, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (c) promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its stockholders, and copies of each regular, periodic or special report, registration statement or prospectus filed by the Company or any of its Subsidiaries with any securities exchange or the Securities Exchange Commission or any successor agency;

          (d) [Intentionally Omitted];

          (e) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Company, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Company or against any Subsidiary which, if adversely determined, is reasonably likely to result in a Material Adverse Effect or of the occurrence of any Default or Event of Default hereunder or of any other development, financial or otherwise (including developments with request to Year 2000 Issues) which is reasonably expected to have a Material Adverse Effect.

     Section 7.6 INSPECTION. The Company shall, and shall cause each of its Subsidiaries to, permit the Agent, each Lender and each of their duly authorized representatives and agents to visit and inspect any of its Properties, corporate books and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances and accounts with, and to be advised as to the same by its officers at such reasonable times and intervals as the Agent or any such Lender may designate provided, however, that in each case the Company receives not less than 24 hours prior notice and that such inspections only occur during normal business hours.

     Section 7.7 [Reserved].

     Section 7.8 TANGIBLE NET WORTH. The Company shall, at all times from and after December 31, 1999, maintain Tangible Net Worth of not less than $150,000,000.

     Section 7.9 [RESERVED].

     Section 7.10 [RESERVED].

     Section 7.11 INDEBTEDNESS FOR BORROWED MONEY. The Company shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; PROVIDED, HOWEVER, that the foregoing shall not restrict nor operate to prevent:

          (a) the Obligations of the Company owing to the Agent and the Lenders hereunder;

          (b) purchase money indebtedness and Capitalized Lease Obligations incurred in the ordinary course of business in an aggregate amount not to exceed $2,000,000 at any one time outstanding;

          (c) obligations of the Company arising out of interest rate hedging agreements entered into with financial institutions in the ordinary course of business;

          (d) guaranties expressly permitted by Section 7.13 hereof;

          (e) indebtedness from time to time owing by any Subsidiary to the Company or to any other Subsidiary arising in the ordinary course of business;

          (f) the Canadian Subsidiary Indebtedness; and

          (g) other unsecured indebtedness of the Company and its Subsidiaries in an aggregate amount not to exceed $500,000 at any one time outstanding.

     Section 7.12 LIENS. The Company shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by the Company or any Subsidiary; PROVIDED, HOWEVER, that the foregoing shall not apply to nor operate to prevent:

          (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Company or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

          (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

          (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Company and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $1,000,000 at any one time outstanding;

          (d) Liens on property of the Company or of any Subsidiary created solely for the purpose of securing indebtedness permitted by Section 7.11(b) hereof, representing or incurred to finance, refinance or refund the purchase price of Property, provided that no such Lien shall extend to or cover other Property of the Company or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property;

          (e) Liens securing the Canadian Subsidiary Indebtedness and securing the guaranty by the Company and the Subsidiary Guarantors of such indebtedness, upon terms and conditions satisfactory to the Agent; and

          (f) Liens in favor of the Agent for the benefit of the Lenders to secure the Obligations.

     Section 7.13 INVESTMENTS, ACQUISITIONS, LOANS, ADVANCES AND GUARANTIES. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; PROVIDED, HOWEVER, that the foregoing shall not apply to nor operate to prevent:

          (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

          (b) investments in commercial paper rated at least P-1 by Moody's Investors Services, Inc. and at least A-1 by Standard & Poor's Ratings Group, a division of The McGraw-Hills Companies, Inc. maturing within 270 days of the date of issuance thereof;

          (c) investments in certificates of deposit issued by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

          (d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

          (e) the Company's investments from time to time in its Subsidiaries;

          (f) intercompany advances made from time to time between the Company and one or more Subsidiaries or between Subsidiaries in the ordinary course of business;

          (g) the Company's loans and advances in the aggregate amount of $10,000,000 to Starbelly.com ("Starbelly") outstanding on the date hereof and additional loans and advances by the Company to Starbelly on the Closing Date in an aggregate amount not to exceed $5,000,000;

          (h) Guaranties executed by one or more Subsidiaries in favor of the Agent for the benefit of the Lenders;

          (i) the guaranty by the Company and the Subsidiary Guarantors of the Canadian Subsidiary Indebtedness; and

          (j) other investments, loans and advances in addition to these otherwise permitted by this Section in an aggregate amount not to exceed $2,000,000 at any one time outstanding.

In determining the amount of investments, acquisitions, loans, advances and guaranties permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guaranties shall be taken at the amount of the obligations guaranteed thereby.

     Section 7.14 MERGERS, CONSOLIDATIONS AND SALES. The Company shall not, nor shall it permit any of its Subsidiaries to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; PROVIDED, HOWEVER, that this Section shall not apply to nor operate to prevent:

          (a) the sale or lease of inventory in the ordinary course of business;

          (b) the sale, transfer, lease, or other disposition of Property of the Company or any Subsidiary to one another in the ordinary course of its business; and

          (c) a merger of any Subsidiary with and into the Company or any Wholly-Owned Subsidiary which is a Subsidiary Guarantor; provided that the Company or such Wholly-Owned Subsidiary which is a Subsidiary Guarantor survives such merger and, in the case of any merger involving the Company, the Company is the corporation surviving the merger.

The term "SUBSTANTIAL" as used herein shall mean the sale, transfer, lease or other disposition of Property of the Company or of any Subsidiary aggregating, for the Company and its Subsidiaries during any fiscal year, 15% or more of the consolidated total assets of the Company and its Subsidiaries. In the event of any merger permitted by Section 7.14(c) above, the Company shall give the Agent and the Lenders prior written notice of any such event and, immediately after giving effect to any such merger, Schedule 5.2 of this Agreement shall be deemed amended excluding reference to any such Subsidiary merged out of existence.

     Section 7.15 DIVIDENDS AND CERTAIN OTHER RESTRICTED PAYMENTS. The Company shall not during any fiscal year (i) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (other than dividends payable solely in its capital stock) or (ii) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock, except that the Company may declare and pay dividends on, and purchase, redeem, or otherwise acquire or retire, its capital stock so long as no Default or Event of Default exists prior to or would result after giving effect to any such action.

     Section 7.16 ERISA. The Company shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Properties. The Company shall, and shall cause each Subsidiary to, promptly notify the Agent of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

     Section 7.17 COMPLIANCE WITH LAWS. The Company shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to its Properties or business operations, non-compliance with which is reasonably likely to result in a Material Adverse Effect.

     Section 7.18 CHANGE IN THE NATURE OF BUSINESS. The Company shall not, nor shall it permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Company or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date or as of the date such Person becomes a Subsidiary hereunder.

     Section 7.19 YEAR 2000. The Company will take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent or any Lender, the Company will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

     Section 7.20 SUBSIDIARY CORPORATE AUTHORITY. Without limiting the generality of the provisions of Section 4 hereof, on or before March 7, 2000, the Company will cause each of the Conditional Subsidiary Guarantors to (i) become a "Guarantor" under the Subsidiary Guaranty by executing and delivering to the Agent an "Assumption and Supplement to Guaranty Agreement" in accordance with the Subsidiary Guaranty, (ii) become a "Debtor" under the Subsidiary Security Agreement by executing and delivering to the Agent a "Joinder to Agreement" in accordance therewith and to execute and deliver to Agent all other Security Documents required thereunder, (iii) deliver to the Agent copies (executed or certified as may be appropriate) of resolutions of the Board of Directors (or managers, as applicable) of each Conditional Subsidiary Guarantor authorizing the execution, delivery and performance of the Loan Documents to which it is a party and all other documents to which it is a party relating thereto.

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

     Section 8.1 EVENTS OF DEFAULT. Any one or more of the following shall constitute an "EVENT OF DEFAULT" hereunder:

          (a) default in the payment when due of all or any part of the principal of or interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation or default for a period of 5 days in the payment when due of all or any part of any fee or other Obligation payable hereunder or under any other Loan Document;

          (b) default in the observance or performance of any covenant set forth in Sections 7.5, 7.8, 7.11, 7.12, 7.13, 7.14, 7.15 or 7.20 hereof;

          (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after written notice thereof is given to the Company by the Agent (provided that the Company shall have an additional 30 days to cure any such default before the same becomes an "EVENT OF DEFAULT" hereunder if such default is reasonably susceptible to cure within the additional 30-day period but only so long as the Company diligently and in good faith works to cure such default during such additional 30-day period);

          (d) any material representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making thereof;

          (e) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents and any applicable notice and cure period has expired, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect, or any of the Loan Documents is declared to be null and void, or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;

          (f) default shall occur under any Indebtedness for Borrowed Money issued, assumed or guaranteed by the Company or any Subsidiary aggregating, for the Company and its Subsidiaries, in excess of $1,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

          (g) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes shall be entered or filed against the Company or any Subsidiary, or against any of its Property, aggregating, for the Company and its Subsidiaries, in excess of $1,000,000, and which remains undischarged, unvacated, unbonded or unstayed for a period of 60 days;

          (h) the Company or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $1,000,000 (collectively, a "MATERIAL PLAN") shall be filed under Title IV of ERISA by the Company or any other member of its Controlled Group, any plan administrator of a Material Plan or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 60 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

          (i) the Company or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(j) hereof; or

          (j) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any Subsidiary or any substantial part of any of its Property, or a proceeding described in
     Section 8.1(i)(v) shall be instituted against the Company or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days; or

          (k) Any Security Document shall for any reason fail to create a valid security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Security Document, or any Security Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Security Document, or the Company or any Subsidiary Guarantor shall fail to comply with any of the terms or provisions of any Security Document (subject to applicable notice and cure periods, if any, set forth therein).

     Section 8.2 NON-BANKRUPTCY REMEDIES. When any Event of Default described in subsections 8.1(a) to 8.1(h), both inclusive, or 8.1(k) has occurred and is continuing, the Agent shall, upon request of the Required Lenders, by notice to the Company, take any or all of the following actions:

          (a) terminate the obligations of the Lenders to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

          (b) declare the principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon the Notes, including both principal and interest, and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind; and

          (c) enforce any and all rights and remedies available to it under the Loan Documents or applicable law.

     Section 8.3 BANKRUPTCY REMEDIES. When any Event of Default described in subsection 8.1(i) or 8.1(j) has occurred and is continuing, then the Notes, including both principal and interest, and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate. In addition, the Agent may exercise any and all remedies available to it under the Loan Documents or applicable law.

     Section 8.4 COLLATERAL FOR UNDRAWN LETTERS OF CREDIT. If any Letter of Credit is outstanding on the Termination Date, the Company shall, without notice or demand from the Agent, immediately pay to the Agent the full amount of each Letter of Credit then outstanding plus the amount of documentary and processing charges payable by the Company pursuant to Section 3.2 in connection with draws on each such Letter of Credit (as reasonably estimated by the Agent). Nothing herein shall affect Agent's obligations under Section 4.12 of the Company Security Agreement.

SECTION 9. DEFINITIONS; INTERPRETATIONS.

         Section 9.1 DEFINITIONS. The following terms when used herein have the following meanings:

         "ACCOUNT DEBTOR" means any Person who is or who may become obligated to the Company or any Eligible Subsidiary Guarantor under, with respect to or on account of an Account.

         "ACCOUNTS" means, as at any date of determination, all "accounts" (as such term is defined in the UCC) of the Company or any Eligible Subsidiary Guarantor, including, without limitation, the unpaid portion of the obligation of a customer of the Company or any Eligible Subsidiary Guarantor in respect of goods purchased by and shipped to such customer and/or the rendition of services by the Company or any Eligible Subsidiary Guarantor, as stated on the respective invoice of the Company or any Eligible Subsidiary Guarantor, net of any discounts, credits, rebates or offsets owed to such customer.

         "AFFILIATE" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

         "AGENT" means American National Bank and Trust Company of Chicago, and any successor thereto appointed pursuant to Section 10.1 hereof.

         "AGREEMENT" means this Credit Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

         "APPLICATION" is defined in Section 1.3 hereof.

         "AUTHORIZED REPRESENTATIVE" means those persons shown on the list of individuals provided by the Company pursuant to Section 6.2 hereof or on any update of any such list provided by the Company to the Agent, or any further or different individuals so named by an Authorized Representative of the Company in a written notice to the Agent.

         "BASE RATE" means a fluctuating interest rate per annum equal at all times to the greater of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Rate for such day plus 1/2% per annum.

         "BORROWING" means the total of Loans made to the Company by all the Lenders on a single date. Borrowings of Loans are made and maintained ratably from each of the Lenders according to their Percentages of the relevant Commitment.

         "BORROWING BASE" means, on any date of determination, an amount equal to 80% (as such percentage may be redetermined pursuant to Section 1.4(b) hereof) of the net amount (after deduction of such reserves as the Agent deems proper and necessary in its commercially reasonable discretion) of Eligible Accounts, as evidenced by the most recent Borrowing Base Certificate.

         "Borrowing Base Certificate" means a certificate in the form of EXHIBIT "C" delivered by the Borrower to the Agent pursuant to the terms hereof.

         "BUSINESS DAY" shall mean any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois.

         "CANADIAN INDEBTEDNESS RESERVE" means, as of any date of determination, an amount equal to the U.S. dollar equivalent of the greater of (i) Canadian $4,000,000 or (ii) the aggregate outstanding amount of Canadian Subsidiary Indebtedness as at such date (stated in Canadian Dollars). The U.S. dollar equivalent, as of any date of determination, shall be determined by reference to the spot market exchange rate for Canadian Dollars as of the close of business on such day. The Canadian Indebtedness Reserve as of the Closing Date shall be deemed to be US$2,760,000.

         "CANADIAN SUBSIDIARY INDEBTEDNESS" means indebtedness of HA-LO Canada, Inc., a corporation organized and existing under the laws of the province of Ontario, Canada, under a line of credit up to the aggregate principal amount of Canadian $4,000,000 made available by Bank One Canada to such corporation.

         "CAPITAL LEASE" means any lease of Property (whether real or personal) which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

         "CAPITALIZED LEASE OBLIGATION" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

         "CHANGE OF CONTROL" means any one of the following events: (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 49% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors, other than securities having such power only be reason of the happening of a contingency; or (ii) during any period of up to 24 consecutive months, commencing before or after the Closing Date, individuals who at the beginning of such 24-month period were directors of the Company shall cease for any reason to constitute a majority of the board of directors of the Company.

         "CLOSING DATE" means March 1, 2000.

         "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

         "COLLATERAL" means (i) all Property and interests in Property pledged to the Agent or any Lender pursuant to any of the Security Documents and (ii) all other Property and interests in Property which shall, from time to time, secure the Obligations.

         "COMMITMENTS" means and includes the Revolving Credit Commitments and the L/C Commitment.

         "COMPANY" is defined in the introductory paragraph of this Agreement.

         "COMPANY SECURITY AGREEMENT" means that certain Security Agreement dated as of March 1, 2000 by and between the Company and the Agent.

         "CONDITIONAL SUBSIDIARY GUARANTOR" means each of the following
Subsidiaries: Market U.S.A. Inc., Premier Promotions and Marketing, Inc., Lipson Associates, Inc., Upshot Direct, Inc., Upshot (New York), Inc., HA-LO Sports, Inc. and CF Napa Design, Inc.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code.

         "DEFAULT" means any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "ELIGIBLE ACCOUNT" shall mean an Account of the Company or an Eligible Subsidiary Guarantor included in a Borrowing Base Certificate other than an Account (i) as to which any of the ineligibility criteria set forth in the field report of Arthur Andersen dated January 27, 2000 (a copy of which has previously been provided to the Company) applies, or (ii) which violates any of the negative covenants or other provisions of this Agreement or fails to satisfy the affirmative covenants and other provisions of this Agreement. In no event will interest or service charges be considered part of an Eligible Account.

         "ELIGIBLE SUBSIDIARY GUARANTOR" means each of the following Subsidiary
Guarantors: Lee Wayne Corporation, Creative Concepts in Advertising, Inc., Promotional Marketing, L.L.C. and, subject to the Company's performance of all of its covenants in Section 7.20, each of the following Conditional Subsidiary
Guarantors: Market U.S.A., Inc., Upshot (New York), Inc., Premier Promotions and Marketing, Inc. and Lipson Associates, Inc.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

         "EVENT OF DEFAULT" means any event or condition specified as such in
Section 8.1 hereof.

         "FEDERAL FUNDS RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied by the Company and its Subsidiaries on a basis consistent with the preparation of the Company's most recent financial statements furnished to the Lenders pursuant to Section 5.5 hereof.

         "INDEBTEDNESS FOR BORROWED MONEY" shall mean for the Company and its Subsidiaries the sum (without duplication) of (i) all indebtedness of the Company and each of its Subsidiaries for borrowed money, whether current or funded, or secured or unsecured, (ii) all indebtedness for the deferred purchase price of Property or services, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by the Company or any of its Subsidiaries (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such Property), (iv) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (v) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect of which the Company or any of its Subsidiaries is liable as lessee, (vi) any liability in respect of banker's acceptances or letters of credit, (vii) any indebtedness, whether or not assumed, secured by Liens on Property acquired by the Company or any of its Subsidiaries at the time of acquisition thereof and (viii) all indebtedness referred to in clause (i),
(ii), (iii), (iv), (v), (vi) or (vii) above which is directly or indirectly guaranteed by the Company or any of its Subsidiaries or which any of the foregoing have agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which any of them have otherwise assured a creditor against loss, it being understood that the term "Indebtedness for Borrowed Money" shall not include trade payables arising in the ordinary course of business.

         "L/C COMMITMENT" means $10,000,000, as reduced pursuant to Section 3.6 hereof.

         "L/C OBLIGATIONS" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

         "LENDERS" means American National Bank and Trust Company of Chicago, Harris Trust and Savings Bank, Comerica Bank and all other lenders becoming parties hereto pursuant to Section 11.10 hereof.

         "LETTER OF CREDIT" is defined in Section 1.3 hereof.

         "LIEN" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind or nature in respect of any Property, including the interest of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Applications, the Guaranties, the Security Documents and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

         "LOANS" means and includes Revolving Loans.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations or prospects of the Company and its

Subsidiaries taken as a whole, (ii) the ability of the Company or any Subsidiary to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "NOTES" means and includes the Revolving Credit Notes.

         "OBLIGATIONS" means all obligations of the Company to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Company or any Subsidiary arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

         "PERCENTAGE" means, for each Lender, the percentage of the applicable Commitments represented by such Lender's Commitment or, if the Commitments have been terminated, the percentage held by such Lender (including through participation interests in L/C Obligations) of the aggregate principal amount of all outstanding Obligations.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

         "PLAN" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, or (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One, NA or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "PRIOR CANADIAN SUBSIDIARY INDEBTEDNESS" means all Indebtedness for Borrowed Money and other obligations outstanding under the Demand Note Agreement dated November 2, 1999 by HA-LO Canada, Inc. in favor of Banc One Canada.

         "PRIOR INDEBTEDNESS" means all Indebtedness for Borrowed Money and other obligations outstanding under that certain Credit Agreement dated as of January 31, 1997 (as amended and modified), among American National Bank and Trust Company of Chicago, as agent thereunder, and the financial institutions party thereto as lenders.

         "PROPERTY" means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

         "REIMBURSEMENT OBLIGATION" is defined in Section 1.3 hereof.

         "REQUIRED LENDERS" means, at any time, (a) Lenders whose Commitments aggregate 51% or more of the total Commitments or, if at the time no Commitments are outstanding, Lenders holding 51% or more of the aggregate outstanding principal balance of the Notes and the credit risk with respect to the Letters of Credit and (b) at least two Lenders if at such time there are more than two Lenders.

         "REVOLVING CREDIT COMMITMENTS" is defined in Section 1.1 hereof.

         "REVOLVING CREDIT NOTES" is defined in Section 1.2 hereof.

         "REVOLVING LOANS" is defined in Section 1.2 hereof.

         "SECURITY DOCUMENTS" shall mean all agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of accounts, schedules of accounts assigned, mortgages and other written matter necessary or reasonably requested by the Agent to perfect and maintain perfected the Agent's security interest (on behalf of the Lenders) in the Collateral including, without limitation, the Company Security Agreement and the Subsidiary Security Agreement.

         "SUBSIDIARY" means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. The term "SUBSIDIARY" shall mean, when used with reference to the Company, a subsidiary of, respectively, the Company or any of its direct or indirect Subsidiaries.

         "SUBSIDIARY GUARANTOR" means each Subsidiary of the Company which on the Closing Date or hereafter becomes a "Guarantor" under the Subsidiary Guaranty or who otherwise executes a Guaranty in accordance with Section 4.1 hereof.

         "SUBSIDIARY GUARANTY" means that certain Guaranty Agreement dated as of March 1, 2000 by the Subsidiary Guarantors in favor of the Agent and the Lenders.

         "SUBSIDIARY SECURITY AGREEMENT" means that certain Security Agreement dated as of March 1, 2000 by and among the Subsidiary Guarantors and the Agent.

         "TANGIBLE NET WORTH" means, at any time the same is to be determined, total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock, but excluding minority interests in Subsidiaries) which would appear on a consolidated balance sheet of the Company and its Subsidiaries prepared on a consolidated basis in accordance with GAAP, minus the sum of (i) all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense) and similar assets, (ii) the write-up of assets above cost, and (iii) the aggregate book value of all sample inventory.

         "TERMINATION DATE" means March 31, 2000, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Sections 3.6, 8.2 or 8.3 hereof.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

         "UNFUNDED VESTED LIABILITIES" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "U.S. DOLLARS" AND "$" each means the lawful currency of the United States of America.

         "VOTING STOCK" of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

         "WELFARE PLAN" means a "welfare plan" as defined in Section 3(1) of ERISA.

         "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Company and/or one or more wholly-owned subsidiaries of the Company within the meaning of this definition.

         "YEAR 2000 ISSUES" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Company and its Subsidiaries and of the Company's and its Subsidiaries material customers, suppliers and vendors.

         Section 9.2 INTERPRETATION. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "HEREOF", "HEREIN", and "HEREUNDER" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 10.       THE AGENT.

         Section 10.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are designated to the Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Company or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Agent or any of the Lenders except as expressly set forth herein. The Agent may resign at any time by sending 20 days prior written notice to the Company and the Lenders. In the event of any such resignation, the Required Lenders may appoint a new agent after consultation with the Company which shall succeed to all the rights, powers and duties of the Agent hereunder and under the other Loan Documents. Any resigning Agent shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Lenders and the Company shall be directed to make all payments due each Lender hereunder directly to such Lender.

         Section 10.2 RIGHTS AS A LENDER. The Agent has and reserves all of the rights, powers and duties hereunder and under the other Loan Documents as any Lender may have and may exercise the same as though it was not the Agent. The terms "LENDER" and "LENDERS" as used herein and in all other Loan Documents shall, unless the context otherwise expressly indicates, include the Agent in its individual capacity as Lender.

         Section 10.3 STANDARD OF CARE. The Lenders acknowledge that they have received and approved copies of the Loan Documents and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agent makes no representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the Notes or any of the other Obligations or of the Loan Documents or of any other documents called for hereby or thereby or of the value, sufficiency, creation, perfection, or priority of any interest in any collateral security. Neither the Agent nor any director, officer, employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Agent shall not incur any liability to the Lenders under or in respect of this Agreement or any other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of the Company), unless it has actual knowledge of the untruthfulness of same. The Agent may execute any of its duties hereunder by or through representatives, employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such representatives, employees, agents or attorneys-in-fact selected with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder, and shall incur no liability to the Lenders and be fully protected in acting upon the advice of such counsel. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Lender. The Agent shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Lenders. The Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such owner in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Company. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Company and the Agent shall have no liability to any Lender with respect thereto.

         Section 10.4 COSTS AND EXPENSES. Each Lender agrees to reimburse the Agent for all costs and expenses (including, without limitation, reasonable attorneys' fees) suffered or incurred by the Agent or any security trustee in performing its duties hereunder and under the other Loan Documents, or in the exercise of any right or power imposed or conferred upon the Agent hereby or thereby, to the extent that the Agent is not promptly reimbursed for same by the Company after making request of the Company for payment thereof, all such costs and expenses to be borne by the Lenders ratably in accordance with their Percentages. If any Lender fails to reimburse the Agent for its share of any such costs and expenses, such costs and expenses shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

         Section 10.5 INDEMNITY. The Lenders shall ratably indemnify and hold the Agent, and its directors, officers, employees, agents, representatives or attorneys-in-fact (including as such any security trustee therefor), harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it hereunder or under the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent it is promptly reimbursed for the same by the Company and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. If any Lender defaults in its obligations hereunder, its share of the obligations shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

         Section 10.6 EXECUTION OF SECURITY DOCUMENTS. The Lenders hereby empower and authorize the Agent to execute and deliver to the Company and the Subsidiary Guarantors on the Lenders' behalf the Security Documents and all related financing statements and intercreditor agreements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Documents.

         Section 10.7 COLLATERAL RELEASES. The Lenders hereby empower and authorize the Agent to execute and deliver to the Company and the Subsidiary Guarantors on the Lenders' behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan

Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 11.4 hereof, all of the Lenders) in writing.

SECTION 11. MISCELLANEOUS.

         Section 11.1 WITHHOLDING TAXES. (a) PAYMENTS FREE OF WITHHOLDING. Except as otherwise required by law and subject to Section 11.1(b) hereof, each payment by the Company under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Company is domiciled, any jurisdiction from which the Company makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Company shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, the Company shall reimburse the Agent or that Lender for that payment on demand in the currency in which such payment was made. If the Company pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

              (b) U.S. WITHHOLDING TAX EXEMPTIONS. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Company and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and 30 days after the Closing Date, two duly completed and signed copies of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) of the United States Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Company and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Company in a written notice, directly or through the Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Obligations.

              (c) INABILITY OF LENDER TO SUBMIT FORMS. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Company or the Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 11.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Company and the Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

         Section 11.2 NON-BUSINESS DAYS. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

         Section 11.3 NO WAIVER, CUMULATIVE REMEDIES. No delay or failure on the part of the Agent or any Lender in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Agent and the Lenders are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

         Section 11.4 WAIVERS, MODIFICATIONS AND AMENDMENTS. Any provision hereof or of the other Loan Documents may be amended, modified, waived or released and any Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Company and the Required Lenders; PROVIDED, HOWEVER, that without the written consent of each Lender no such amendment, modification or waiver shall increase the aggregate amount of the Commitments to an amount in excess of $50,000,000 or increase the amount or extend the terms of such Lender's Commitments or reduce the amount of any principal of or interest rate applicable to, or extend the maturity of, any Obligation owed to it or reduce the amount of fees or other amounts to which it is entitled hereunder or release any guaranty of any Obligations or (except as provided in the Security Documents) release all or substantially all of the Collateral or change this Section 11.4 or change the definition of "REQUIRED LENDERS" or change the number of Lenders required to take any action hereunder or under the other Loan Documents. No amendment, modification or waiver of the Agent's protective provisions shall be effective without the prior written consent of the Agent.

         Section 11.5 COSTS AND EXPENSES. The Company agrees to pay on demand all actual and reasonable costs and expenses of the Agent in connection with the negotiation, preparation, execution, delivery and administration of the Loan Documents and in connection with any consents hereunder or thereunder and any waivers or amendments hereto or thereto (including (i) the reasonable fees and expenses of counsel for the Agent with respect to all of the foregoing and (ii) an audit fee in an amount equal to $750 per day for each person employed to perform a field examination for the Agent which person may be an employee of the Agent or its Affiliates or an independent contractor, plus all reasonable out-of-pocket expenses incurring by such person in the performance of such audit or analysis), and all costs and expenses (including reasonable attorneys' fees) incurred by the Agent, the Lenders or any other holders of the Obligations in connection with a Default or Event of Default or the enforcement of the Loan Documents, and all costs, fees and taxes of the types enumerated above incurred in supplementing (and recording or filing supplements to) the Loan Documents in connection with assignments contemplated by Section 11.10 hereof if counsel to the Agent reasonably believes such supplements to be appropriate or desirable. The Company agrees to indemnify and save the Lenders, the Agent and any security trustee for the Agent or the Lenders harmless from any and all liabilities, losses, costs and expenses incurred by the Lenders or the Agent in connection with any action, suit or proceeding brought against the Agent, any security trustee or any Lender by any Person which arises out of the transactions contemplated or financed by any of the Loan Documents or out of any action or inaction by the Agent, any security trustee or any Lender thereunder, including without limitation those caused by the negligence of any party but except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified. The provisions of this Section 11.5 and the protective provisions of Section 2 hereof shall survive payment of the Obligations.

         Section 11.6 DOCUMENTARY TAXES. The Company agrees that it will pay any documentary, stamp or similar taxes payable in respect to any Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit to it is then in use or available.

         Section 11.7 SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein and in the other Loan Documents and in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

         Section 11.8 NOTICES. Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, in the case of the Company, or on the appropriate signature page hereof, in the case of the Lenders and the Agent, or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Company given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder to the Company shall be addressed to:

                                    HA-LO Industries, Inc.
                                    5980 West Touhy Avenue
                                    Niles, Illinois  60714
                                    Attention Mr. Greg Kilrea
                                    Telephone (847) 647-4785
                                    Telecopy: (847) 647-4970

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the respective address specified in this Section; PROVIDED that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

         Section 11.9 PARTICIPATIONS. Any Lender may grant participations in its extensions of credit hereunder to any other bank or lending institution (a "PARTICIPANT"), provided that (i) no


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

Participant shall thereby acquire any direct rights under this Agreement, (ii) no Lender shall agree with a Participant not to exercise any of its rights hereunder without the consent of such Participant except for rights which under the terms hereof may only be exercised by all Lenders, and (iii) no sale of a participation in extensions of credit shall in any manner relieve the selling Lender of its obligations hereunder.

         Section 11.10 ASSIGNMENT AGREEMENTS. Each Lender may, from time to time upon at least 5 Business Days' notice to the Agent, assign to other banks or lending institutions all or part of its rights and obligations under this Agreement (including, without limitation, the indebtedness evidenced by the Notes then owned by such assigning Lender, together with an equivalent proportion of its obligation to make loans and advances and participate in Letters of Credit hereunder) pursuant to an Assignment Agreement in the form attached hereto as Exhibit F (the "ASSIGNMENT AGREEMENTS"); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Commitments, Loans, Notes and interests in Letters of Credit; (ii) unless the Agent otherwise consents, the aggregate amount of the Commitments, Loans, Notes and interests in the Letters of Credit of the assigning Lender being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000 and, unless the assigning Lender shall have assigned all of its Commitments, Loans, Notes and interests in Letters of Credit, the aggregate amount of Commitments, Loans, Notes, and interests in Letters of Credit retained by the assigning Lender shall in no event be less than $5,000,000; (iii) the Agent and, except during the existence of an Event of Default, the Company must each consent, which consent shall not be unreasonably withheld and shall be evidenced by execution of a counterpart of the relevant Assignment Agreement in the space provided thereon for such acceptance, to each such assignment to a party which was not an original signatory of this Agreement or an Affiliate of such a signatory and (iv) the assigning Lender must pay to the Agent a processing and recordation fee of $3,500 and any reasonable out-of-pocket attorney's fees incurred by the Agent in connection with such Assignment Agreement. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee lender thereunder, the Agent and, so long as no Event of Default exists, the Company and payment to such assigning Lender by such assignee lender of the purchase price for the portion of the indebtedness of the Company being acquired by it, (i) such assignee lender shall thereupon become a "LENDER" for all purposes of this Agreement with Commitments in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) such assigning Lender shall have no further liability for funding the portion of its Commitments assumed by such other Lender and (iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Company shall execute and deliver Notes to the assignee Lender in the respective amounts of its Commitments and new Notes to the assigning Lender in the respective amounts of its Commitments after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "NOTES" for all purposes of this Agreement and the other Loan Documents. Upon the delivery of such new Notes, the assigning Lender agrees to return to the Company such Lender's prior Notes marked "CANCELLED" or words of like import.

         Section 11.11 [RESERVED].


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

         Section 11.12 LENDER'S OBLIGATIONS SEVERAL. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

         Section 11.13 HEADINGS. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

         Section 11.14 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is unenforceable or prohibited in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability or prohibition without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

         Section 11.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

         Section 11.16 BINDING NATURE AND GOVERNING LAW. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Agent and the Lenders and the benefit of their successors and assigns, including any subsequent holder of an interest of the Obligations. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with, and shall be governed by, the internal laws of the State of Illinois without regard to principles of conflicts of law. The Company may not assign its rights hereunder without the written consent of the Agent and the Lenders.

         Section 11.17 ENTIRE UNDERSTANDING. This Agreement, together with the other Loan Documents, constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

         Section 11.18 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE COMPANY, THE AGENT, AND EACH LENDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.



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



                           [Signature Pages to Follow]



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

         Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

         Dated as of this 25th day of February, 2000.

                                            HA-LO INDUSTRIES, INC.

                                            By
                                              Name
                                                   ----------------------------
                                              Title
                                                   ----------------------------


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

         Accepted and Agreed to as of the day and year last above written.

         Each of the Lenders hereby agrees with each other Lender that if it should receive or obtain any payment (whether by voluntary payment, by the exercise of rights of set-off or banker's lien, by counterclaim or cross action, or by the enforcement of any rights under the Agreement or the other Loan Documents or otherwise) in respect of the Obligations, in a greater amount than such Lender would have received had such payment been made to the Agent and been distributed among the Lenders as contemplated by Section 3.7 hereof, then in that event the Lender receiving such disproportionate payment shall purchase for cash without recourse from the other Lenders an interest in the Obligations owed to such Lenders in such amount as shall result in a distribution of such payment as contemplated by Section 3.7 hereof. In the event any payment made to a Lender and shared with the other Lenders pursuant to the provisions hereof is ever recovered from such Lender, the Lenders receiving a portion of such payment hereunder shall restore the same to the payor Lender, but without interest. In the event any amount paid to the Agent under the Applications shall ever be recovered from the Agent, each Lender shall reimburse the Agent for its pro rata share of the amount so recovered.


Amount and Percentage of Commitments:

Revolving Credit                       AMERICAN NATIONAL BANK AND TRUST
Commitment:                            COMPANY OF CHICAGO, individually and
$22,500,000                            as agent


Percentage:  50.000%

                                       By
                                          Name
                                                --------------------------------
                                          Title
                                                --------------------------------


                                       Address:

                                       120 South LaSalle Street
                                       Chicago, Illinois  60603
                                       Attention:  David Weislogel
                                       Telephone:  (312) 661-    5677
                                       Telecopy:  (312) 661- 6929


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

Revolving Credit                       Harris Trust and Savings Bank
Commitment:
$15,000,000

Percentage:  33.333%

                                       By
                                          Name
                                                --------------------------------
                                          Title
                                                --------------------------------


                                       Address:

                                       111 West Monroe Street, 2E
                                       P.O. Box 755
                                       Chicago, Illinois  60690
                                       Attention:  Mr. Ray Whitacre
                                       Telephone:  (312) 461-3436
                                       Telecopy:  (312) 765-8348

Revolving                              Comerica Bank
Commitment:
$7,500,000


Percentage:  16.667%

                                       By
                                          Name
                                                --------------------------------
                                          Title
                                                --------------------------------


                                       Address:

                                       500 Woodward Drive
                                       Mail Code 3289
                                       Detroit, Michigan  48226
                                       Attention: Harve Light
                                       Telephone: (313) 222-6198
                                       Telecopy: (313) 222-9434


Aggregate Revolving Credit
Commitments:

$45,000,000


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